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                                                                  EXHIBIT 10.102

                   (THIS AGREEMENT IS SUBJECT TO ARBITRATION)
                       ADMINISTRATIVE SERVICES AGREEMENT

      THIS AGREEMENT, effective January 1, 2005, is by and between The MEGA Life and Health Insurance Company, an Oklahoma domiciled life and health insurance company ("MEGA"), and NMC Holdings, Inc., a Nevada corporation and all subsidiaries listed on EXHIBIT A ("NMC") (hereinafter collectively referred to as the "Parties").

      WHEREAS, pursuant to a prior Administrative Services Agreement, MEGA is providing insurance products to NMC; and

      WHEREAS, the Parties wish to enter into this Agreement to redefine and expand the terms of their various duties and operations;

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledge by the Parties hereto, MEGA and NMC do mutually agree as follows:

      1. TERM. The term (the "Term") of this Agreement shall commence on the date hereof and shall continue through December 31, 2007.

      2. COVERAGES. This Agreement relates to insurance policies, insurance certificates or blanket coverages for NMC's auto club members (the "Members") as well as insurance policies, insurance certificates or blanket coverages to be issued in the future under this Agreement. MEGA hereby agrees to issue life, accident and health insurance policies, certificates or blanket coverages to NMC for the benefit of NMC's Members in all states set forth on EXHIBIT B attached hereto pursuant to memberships issued by NMC from time to time during the term of this Agreement.

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      3. PREMIUM RATES. The premium rates for MEGA insurance policies, insurance certificates or blanket coverages will be in accordance with the experience on these insurance products and commencing January 1, 2005 shall be in accordance with EXHIBIT C. These premiums may be adjusted as provided in Section 19. The amount of premiums payable by NMC with respect to each Member shall be based upon the applicable premium rate for the applicable plan at the time the membership dues payment or installment is received by NMC.

      4. RIGHT TO OFFSET. MEGA is hereby authorized, to the extent permitted by law, without notice and without any judicial action, to credit and offset any and all amounts payable by MEGA to NMC (excluding amounts payable to members insured by MEGA) towards the reduction of any debt or claim due to MEGA from NMC. NMC is hereby authorized, to the extent permitted by law, without notice and without any judicial action, to credit and offset any and all amounts payable by NMC to MEGA (excluding amounts payable to members insured by MEGA) towards the reduction of any debt or claim due to NMC from MEGA.

      5. BUSINESS PROCEDURES. The procedure to be followed by NMC and MEGA with respect to the handling of such business shall be as follows:

      (a) A monthly report in a form mutually agreed upon by MEGA and NMC will be filed by NMC with MEGA for each calendar month on or before the fifteenth day of the next month listing new memberships issued by NMC during the immediately preceding month and the portions of the dues that are payable to MEGA based on the new memberships less the amount of the premium portion of any membership dues refunded by NMC upon cancellation of any NMC memberships.

      (b) Within two (2) business days after NMC is notified of a claim, NMC will furnish the

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            claim form to the Member for completion.

      (c) MEGA is responsible for the processing and adjudication of the insurance claims submitted by members of NMC under the insurance policies issued by MEGA to NMC. NMC hereby agrees that MEGA shall have complete authority and responsibility for the adjudication of the claims under such policies. NMC further agrees that MEGA's claims decisions shall be final.

      (d) NMC shall handle all correspondence of a routine nature and other general clerical and administrative functions necessary for satisfactory general administration of the various policies and service to the various members, and shall maintain files relating thereto.

      (e) All payments made by NMC to MEGA shall be accompanied by a report in a form mutually agreed upon by MEGA and NMC showing the calculation of the amount due. All claims covered by the insurance shall be paid by number and name only.

      6. ADMINISTRATIVE DUTIES OF NMC. In consideration of the lower premium costs to NMC for the insurance provided by MEGA under this Agreement, except as otherwise provided in this Agreement, NMC agrees to perform all of the administrative duties of NMC set forth in this Agreement at no expense to MEGA. If MEGA desires NMC to perform administrative duties in addition to those set forth in this Agreement, the scope of such additional administrative duties and the administrative expenses thereof shall be as mutually agreed to by the Parties. If NMC desires MEGA to perform administrative duties in addition to those set forth in this Agreement, the scope of such additional administrative duties and the administrative expenses thereof shall be as mutually agreed to in writing by the Parties.

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      7. REPORTS AND INFORMATION.

      (a)   NMC REPORTS AND INFORMATION.

            i. NMC shall provide MEGA with all such reports and other information as MEGA shall reasonably request in writing, including but not limited to, monthly dues reports, including allocations of collections by state, parish, county, municipality, or any other allocation required by law or regulation.

            ii. NMC also agrees that in all states identified by MEGA to NMC in writing where it is required to do so, NMC will advise insureds by written notice approved by MEGA of the identity of and relationship among NMC and MEGA.

      (b) MEGA REPORTS. MEGA will issue quarterly reports on the status of claims, reserves, fees, and balances in a mutually agreed format due by the end of the month following the calendar quarter.

      8. ADVERTISEMENTS. Should NMC desire to use any printed brochures, advertising or other promotional material relating to MEGA's insurance coverage, NMC shall, prior to distributing such material, submit them to MEGA and obtain MEGA's prior written approval thereof. MEGA agrees to promptly review such material and notify NMC of its denial or approval thereof. All costs of printing, mailing and distribution of such material shall be borne by NMC.

      9. NEW PRODUCTS. NMC also agrees to reimburse MEGA for any approved expenses incurred by MEGA as a result of filing new insurance products or revising existing insurance products or for work done by MEGA at the request of NMC that is not otherwise provided for under the terms of this Agreement. If MEGA is requested by NMC to file new insurance products or

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revise existing insurance products or perform work that is not otherwise provided for under this Agreement, then MEGA agrees to prepare a budget of estimated expenses for such filings or work. If NMC shall approve such budget, then MEGA shall make such filings or perform such services and NMC agrees to reimburse MEGA's expenses up to the amount contained in the budget, with reimbursement of any additional expenses of MEGA requiring NMC's prior approval. MEGA will bill NMC for any such approved reasonable expenses and NMC will reimburse MEGA within fifteen (15) days of the receipt of the bill.

      10. INSURANCE DEPARTMENT COMPLAINTS.

      (A) RECEIVED BY NMC. NMC shall within two (2) business days of its receipt forward to MEGA all Insurance Department complaints, inquiries and lawsuits received by it relating to insurance coverages issued under this Agreement, and in addition upon request shall provide all information from its records which will assist MEGA in its response to any such complaints, inquiries or lawsuits.

      (b) RECEIVED BY MEGA. MEGA shall within two (2) business days of its receipt forward to NMC copies of all Insurance Department complaints, inquiries and lawsuits received directly by MEGA relating to insurance coverages issued under this Agreement.

      11. LAWS AND REGULATIONS. NMC and MEGA shall comply with all applicable federal and state laws and regulations of any federal or state regulatory agency having jurisdiction over their respective businesses which in the case of NMC shall include, but not be limited to, the solicitation of its motor club memberships including, by way of illustration and not limitation, the licensing of all persons engaged and authorized to carry out such solicitation, if so required by a state.

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      12. RECORD KEEPING OF MEGA. During the Term of this Agreement and for a period of five (5) years after the termination of this Agreement, MEGA shall keep copies of all bank account records pertaining to insurance coverage issued pursuant to this Agreement, and shall furnish NMC upon demand at NMC's expense with copies of the records, which pertain to the Members.

      13. BOOKS AND RECORDS OF NMC. NMC also agrees to adhere to the following:

      (a) The books and records pertaining to the insurance policies, certificates and coverages provided by MEGA shall be maintained in accordance with prudent standards of insurance record-keeping and applicable laws and regulations.

      (b) Such books and records (paper or electronic whichever is appropriate) shall be the property of NMC and must be maintained for the term of this Agreement and for the five (5) year period following the end of this Agreement's term.

      (c) All information contained in said books and records shall remain confidential. Government agencies regulating insurance shall have access to the books and records for the purposes of examination, audit and inspection.

      (d) All such records shall be made available to MEGA during normal business hours for review, inspection, examination and reproduction at the cost of MEGA.

      (e) Upon the termination of this Agreement, NMC will, if requested by MEGA and at MEGA's expense, deliver copies of such records to MEGA and give written notice to any regulatory authority identified by MEGA of the location of the books and records.

      (f) MEGA and NMC mutually agree to audits if requested at their own expense of the records.

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      14. RECORDS INSPECTION. During the term of this Agreement and for a period of five (5) years after the termination of this Agreement, the records of NMC and MEGA relating to policies issued under this Agreement shall be open to inspection during regular business hours by representative of the other Party to enable such Party to fulfill its contractual obligations and to regulatory agencies as required by applicable laws and regulations.

      15. CONFIDENTIALITY. Each of the Parties recognizes that in the course of exercising its rights and performing its obligations under this Agreement it will come into possession of confidential or proprietary information of the other Party or of customers of the other Party ("Confidential Information"). Each Party agrees that it will not disclose to anyone not a Party to this Agreement any Confidential Information of the other Party or its customers and will not use any such Confidential Information except to the extent necessary to carry out its obligations hereunder. Further, the Parties agree that the names and addresses of Members together with the expiration date of their membership with NMC are the property of NMC and confidential trade secrets of NMC. MEGA covenants and agrees that both during the term of, and at all times after the termination of this Agreement, MEGA will not, whether for its own account or for the account of any other person, firm, corporation or business organization, interfere with the NMC's relationship with, or solicit business from, or provide or sell the name of any Member. MEGA agrees not to disclose to any person or use any information provided by NMC under this Agreement (including, without limitation, the names and addresses of Members), except as is necessary in connection with providing the insurance coverages contemplated by this Agreement and complying with applicable laws and regulations. Each Party agrees to comply with the confidentiality requirements imposed on it by state and Federal law, including, but not limited to, the Health Insurance Portability and

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Accountability Act of 1996 ("HIPPA"). Confidential Information does not include information which (i) is or becomes generally available to the public other than pursuant to a violation of this Agreement, (ii) was available to the Parties on a non-confidential basis prior to its disclosure by the other Party or its customer to such Party or (iii) became available to a Party on a non-confidential basis from a third party who was not bound by a confidentiality agreement with respect to such information.

      16. REPRESENTATIONS AND WARRANTIES.

      (a)   MEGA hereby represents and warrants to NMC as follows:

            i. MEGA is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder.

            ii. All corporate and other actions or proceedings required to be taken by or on the part of MEGA to authorize and permit the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken.

            iii. This Agreement constitutes the legal, valid and binding obligation of MEGA, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the

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                  availability of specific remedies.

            iv. MEGA is duly licensed and has authority to issue in the states listed on EXHIBIT B and to issue insurance products listed on EXHIBIT C and MEGA will obtain and retain all licenses necessary to conduct MEGA's business during the Term hereof, if any.

            v. No authorization, approval, or consent of, and no filing or registration with, any governmental authority or third party is or will be necessary for the execution, delivery of this Agreement, or performance by MEGA or for the validity or enforceability thereof, except for such approvals or consents which have been obtained or made.

      (b)   NMC hereby represents and warrants to MEGA as follows:

            i. NMC is a Nevada corporation duly organized, validly existing and in good standing and has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder.

            ii. All corporate and other actions or proceedings required to be taken by or on the part of NMC to authorize and permit the execution and delivery by it of this Agreement, the performance by it of its respective obligations hereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken.

            iii. This Agreement constitutes the legal, valid and binding obligation of NMC, enforceable against it in accordance with its terms, except as such

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                  enforceability may be limited by applicable bankruptcy,
                  insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

            iv. No authorization, license, approval, or consent of, and no filing or registration with, any governmental authority or third party is or will be necessary for the execution, delivery of this Agreement, or performance by NMC or for the validity or enforceability thereof, except for such approvals or consents which have been obtained or made as of the date hereof.

      17. STANDARD OF PERFORMANCE. NMC will use its best efforts to perform its duties under this Agreement in a good and businesslike manner. MEGA also agrees to perform its duties and obligations under this Agreement and the insurance policies relating hereto in a good and businesslike manner.

      18. INDEMNIFICATION.

      (a) INDEMNIFICATION BY MEGA. MEGA agrees to indemnify and hold harmless NMC and each of its respective directors, officers, employees, and agents harmless against any and all losses, damages (including, without limitation, actual damages, compensatory damages, punitive damages and extra-contractual damages), liabilities, penalties, cost and expenses (including, without limitation, attorneys' fees, investigation costs and all other reasonable costs associated with the defense thereof) (collectively, "Losses"), as incurred, arising out of or relating to its breach of its obligations under this Agreement.

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      (b)   INDEMNIFICATION BY NMC. NMC agrees to indemnify and hold harmless
            MEGA and each of its respective officers, directors and employees from and against any and all Losses, as incurred, arising out of or relating to its breach of its obligations under this Agreement.

      (c)   CONDUCT OF INDEMNIFICATION PROCEEDINGS.

            i. If any proceeding shall be brought or asserted against any person and/or entity entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the person from who indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            ii. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such

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                  fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named Parties to any such proceeding (including any impleaded Parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying Party shall, without the prior written consent of the Indemnified Party, cause any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

            iii. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or

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                  preparing to defend such proceeding in a manner not
                  inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of a detailed written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

      19. NOTICE OF RATE INCREASES. At the six (6) month and twelve (12) month anniversary of the effective date of this Agreement, and every six (6) months thereafter, MEGA shall have the right on at least thirty (30) days prior written notice to adjust the premiums provided for in Section 3 to the extent that MEGA determines in good faith, using generally accepted actuarial assumptions and methodologies consistently applied, and taking into account incurred loss experience throughout the Term of this Agreement. Any increase in premiums pursuant to this Section 19 shall be prospectively applied to new NMC memberships and renewals of then current Members after the effective date of any such increases.

      20. LIMITATION ON PROFIT. During the Term of this Agreement, MEGA agrees that premium adjustments, as outlined in Section 19 will be appropriate and intended to provide MEGA with a profit of eleven percent (11%) of the sum of claims incurred, plus premium taxes and guaranty fund assessments actually paid, over the term of this Agreement. Profit shall be computed based upon the insurance policies subject to this Agreement pursuant to the following formula:

      Profit = gross premiums earned; less premium taxes and guaranty fund assessments

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      paid; less claims incurred; and less salary and employee benefits incurred by MEGA for any employee assigned exclusive and full time to NMC claims administration.

At the three (3) month anniversary of the effective date of the Agreement or earlier upon the Parties' mutual consent and every three (3) months thereafter during the terms of this Agreement, NMC shall have the right to receive a refund of the premium paid by NMC to MEGA in excess of the Profit defined in this
Section 20.

      21. TERMINATION.

      (a) CHANGE IN PREMIUM. NMC shall have the right within thirty (30) days following any change in premiums pursuant to Section 19 to terminate this Agreement; provided, however, NMC shall have the additional right upon giving such notice to extend the term on a month-to-month basis for up to a maximum of six (6) additional months, with MEGA retaining the right to adjust premiums for the period of extension as provided in Section 1.

      (b) SALE OF ASSETS OF NMC. If any third party unaffiliated with the current owners of NMC acquires a majority of the capital stock of NMC, or NMC merges into another unaffiliated corporation and does not survive the merger, then MEGA shall have the right to give written notice by certified mail to NMC or the surviving corporation and take over the servicing for the insurance policies. If MEGA elects to take over servicing of the insurance policies, it shall have the right to terminate this Agreement by giving thirty (30) days written notice to NMC or the surviving corporation. After any such termination, NMC or the surviving corporation shall provide an accounting to MEGA, together with access during normal business hours to premium records,

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            and any other documents relating to the insurance and coverage for the Members.

      (c)   CHANGE IN FINANCIAL POSITION.

            i. NMC's BANKRUPTCY OR INSOLVENCY. In the event of (a) commencement of bankruptcy or insolvency proceedings against NMC or (b) the cessation of business operations of NMC which is not cured within thirty (30) days after written notice thereof from MEGA, then in such case, MEGA shall have the right to immediately terminate this Agreement upon written notice to NMC.

            ii. MEGA's CHANGE IN FINANCIAL POSITION. In the event (a) MEGA has been placed in supervision (b) commencement of receivership, rehabilitation or liquidation proceedings involving MEGA, (c) MEGA has ceased business operations, (d) the license or certificate of authority of MEGA to conduct a life and health insurance business in any state has been suspended, lapsed, revoked or terminated or (e) MEGA shall at any time fail to obtain and maintain an A.M. Best Company rating of B or above which is not cured within thirty (30) days after written notice thereof, NMC shall have the right to immediately terminate this Agreement upon written notice to MEGA.

      (d) TERMINATION FOR CAUSE. In the event of a Party's material breach of the terms of this Agreement, which is not cured within thirty (30) days after written notice from the non-breaching Party, then in such case the non-breaching Party shall have the right to immediately terminate this Agreement upon written notice to the breaching Party.

      (e) TERMINATION WITHOUT CAUSE. Either party shall have the right to terminate this Agreement upon one hundred and eighty (180) days prior written notice to the other

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      party.

      (f)   RUN- OFF AFTER TERMINATION WITHOUT CAUSE.

            i. In the event of termination of this Agreement pursuant to paragraph 21(e), the Parties agree to a twelve (12) month run-off period from the effective date of the termination of this Agreement pursuant to the terms of this paragraph (the "Run-Off Period").

            ii.   During the Run-Off Period, the Parties agree that every three
                  (3) months NMC shall have the right to receive a refund of the premium paid by NMC to MEGA in excess of the Profit defined in
                  Section 20. The Parties further agree during the Run-Off Period that each Party shall have access to the books, databases and records of every kind and character of the other Party related to the insurance policies issued by MEGA to NMC under the terms and provisions of this Agreement.

      (g) MISCELLANEOUS. Upon termination of this Agreement, NMC shall be responsible for payments to MEGA for any amounts due for insurance coverage through the date of termination of this Agreement. Upon termination of this Agreement, MEGA shall remain liable for insurance coverages issued or serviced under this Agreement pursuant to the terms of such coverage. In addition, upon termination of this Agreement, MEGA shall refund any unearned premiums to NMC.

      22. RELATIONSHIP OF THE PARTIES. NMC's relationship with MEGA shall be that of

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independent contractor and nothing in this Agreement shall be construed as creating the relationship of employer and employee between MEGA and officers, employees or assigns of NMC or the relationship of a partnership or joint venture between the Parties. NMC's authority shall extend no further than is expressly stated in this Agreement and no authority shall be implied from the granting or denial of powers specifically mentioned herein. MEGA shall exercise no control whatsoever over the hours, office location, rentals, or staff of employees of NMC. This Agreement may not be assigned in whole or part by either Party without the prior written consent of the other Party, except that NMC may enter into agreements with an affiliate to assist it in providing services to MEGA under this Agreement.

      23. AUDIT RIGHTS. NMC, itself or by its agents, shall have the right, on reasonable written notice, during regular business hours and at NMC's expense, to review and audit the books and records of MEGA relating to the obligations of MEGA hereunder. NMC shall reimburse MEGA for expenses incurred by MEGA in assisting NMC in such review and audit. The provisions of this Section 23 shall survive for a period of two (2) years after the termination or expiration of this Agreement.

      24. FORCE MAJEURE. Neither Party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, terrorist act, strike, embargo, government requirement, civil or military authority, act of God, act or omission of carriers or other similar causes beyond its control and without the fault or negligence of the delayed or non-performing Party or its subcontractors ("Force Majeure Condition"). If any Force Majeure Condition occurs, the Party delayed or unable to perform shall give immediate notice to the other Party, stating the nature of the Force Majeure Condition and any

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action being taken to avoid or minimize its effect and its estimate of how long such delay or failure will continue. If the Force Majeure Condition continues for a period of at least one hundred eighty (180) days, either Party may terminate this Agreement by delivery of written notice to the other Party.

      25. WAIVERS. The failure of either Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same or any other provision. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

      26. INTERPRETATION. The headings preceding the text of Sections included in this Agreement are for convenience only and shall neither be deemed part of this Agreement nor be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring any Party by virtue of the authorship of any provisions of this Agreement.

      27. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Notwithstanding the foregoing, no assignment of

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any rights or obligations shall be made by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld.

      28. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, cause of action or other right.

      29. FURTHER ASSURANCES. Upon reasonable request of either Party, the other Party will execute and deliver such other documents as may be required to effectuate completely the purposes of this Agreement.

      30. SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

      31. REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

      32. ENTIRE AGREEMENT; AMENDMENTS. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the matters set forth herein and supersedes any and all prior written or oral discussions, negotiations, proposals, agreements, arrangements and understandings among the Parties relating thereto except as may be set forth in a contemporaneous or subsequent written agreement signed by the Parties. The provisions of this Agreement may not be modified, changed, amended or rescinded in any manner except by a written instrument signed by an authorized representative of all of the Parties hereto. However, the Parties agree that in event of a

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

conflict between the terms and provisions in this Agreement and the terms and provisions of any insurance certificate or insurance policy provided by MEGA under this Agreement, the language of such insurance certificates or insurance policies shall control.

      33. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its choice of law rules. Each Party to this Agreement irrevocably agrees that any legal action or proceeding under, arising out of or in any matter relating to this Agreement shall be brought in state or federal court in Tarrant County, Texas and each Party hereby assents and submits to the personal jurisdiction by such courts in any such action or proceeding.

      34. ARBITRATION. Any dispute or difference between the Parties with respect to the operation or interpretation of this Agreement on which an amicable understanding cannot be reached shall be decided by arbitration. Arbitrators appointed pursuant to this Section 34 shall be empowered to decide all questions or issues and shall be free to reach their decision from the standpoint of equity and customary practices of the insurance industry (to the extent consistent with the express terms of this Agreement) rather than strictly from that of the law.

      The arbitration hearing shall be held in Tarrant County, Texas and shall consist of three arbitrators who must be officers of life insurance companies other than the Parties to this Agreement or their affiliates or subsidiaries. Any Party electing to arbitrate a dispute hereunder shall give the other Party written notice with a description of the dispute and the name of such Party's arbitrator. Thereafter within fifteen (15) days of receiving such notice, the Party receiving notice shall give notice to the other Party of the name of its arbitrator. Within fifteen (15) days of the giving of notice of the second arbitrator, the two arbitrators appointed by the Parties shall elect a third arbitrator before the arbitration begins. In the event that arbitrators are unable to agree upon the choice of a third arbitrator within said fifteen (15) day period, both Parties shall promptly request that such arbitrator be appointed by the American Arbitration Association or its successor organization. Once appointed, the three arbitrators shall decide matters by a majority vote. The decision of the arbitrators shall be final and binding on the Parties, and from their written decision there shall be no appeal. Both Parties shall have the right to enforce the decision of the arbitrators in a court having jurisdiction over such matter. The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing Party, unless the arbitrators decide otherwise.

      35. NOTICES. All notices, demands or other writings in this Agreement provided to be given, made or sent by any Party hereto to the other, shall be made in writing and deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and as follows:

            If to NMC:

                               NMC Holdings, Inc.
                       6500 N. Belt Line Road, Suite 200
                               Irving, Texas 75063
                       Attention: President NMC Holdings

            If to MEGA:

                   The MEGA Life and Health Insurance Company
                             9151 Grapevine Highway
                        North Richland Hills, Texas 76180
                              Attention: President

or to such other address as to which notice is given in accordance with the provisions of this Section. Any notice, demand or other writing so given shall be deemed effective four business days after being deposited in the United States mail.

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

      36. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      37. SURVIVAL. On the termination of this Agreement, all the rights and obligations of the parties to this Agreement shall terminate provided that (a) the rights and obligations set forth in Sections 5, 10, 11, 12, 15, 18 and 23 of this Agreement and (b) any rights, claims or relief, arising out of or by virtue of any action or inaction of the Parties prior to the effective date of termination shall survive such termination.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

      IN WITNESS WHEREOF, the Parties have hereunto executed this Agreement to be effective as of the 1st day of January 2005.

                                      NMC Holdings, Inc.
                                      a Nevada corporation

                                      By: /s/ Peter R. Anderson
                                          ---------------------------------
                                      Name: Peter R. Anderson
                                      Title: Treasurer

                                      THE MEGA LIFE AND HEALTH INSURANCE
                                      COMPANY, an Oklahoma corporation

                                       By: /s/ Jeffrey L. Stewart
                                           --------------------------------
                                       Name: Jeffrey L. Stewart
                                       Title: Vice President

                               AMENDMENT NO. 1 TO
                        ADMINISTRATIVE SERVICES AGREEMENT


     This Amendment No. 1 to Administrative Services Agreement ("Agreement") is made and entered into effective as of July 1, 2005 by and between The MEGA Life and Health Insurance Company, an Oklahoma domiciled life and health insurance company ("MEGA"), and NMC Holdings, Inc., a Nevada corporation ("NMC") and each of the subsidiaries of NMC Holdings, Inc. listed on Exhibit A to that certain Administrative Services Agreement, effective January 1, 2005, between MEGA and NMC (the "Services Agreement").

     WHEREAS, MEGA and NMC entered into the Services Agreement, pursuant to which MEGA has agreed to issue life, health and accident insurance policies, certificates and/or blanket coverages to NMC for the benefit of NMC Members in certain states designated in the Services Agreement; and

     WHEREAS, MEGA and NMC desire to amend the Services Agreement in accordance with the terms hereof;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is acknowledged by the Parties hereto, MEGA and NMC hereby agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the respective meanings assigned to them in the Services Agreement.

     2.   AMENDMENTS. The Services Agreement is hereby amended as follows:

          2.1. Paragraph 19 of the Services Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

     "19. NOTICE OF RATE ADJUSTMENTS. At the six (6) month and twelve (12) month anniversary of the effective date of this Agreement, and every six (6) months thereafter, MEGA shall have the right on at least thirty (30) days' prior written notice to adjust the premiums provided for in Section 3 to the extent that MEGA determines in good faith, using generally accepted actuarial assumptions and methodologies consistently applied, and taking into account incurred loss experience throughout the Term of this Agreement. Any increase or decrease in premiums pursuant to this Section 19 shall be prospectively applied to new NMC memberships and renewals of then current Members after the effective date of any such increases. Exhibit C to the Agreement shall be amended from time to time to reflect such premium adjustments and to add and/or delete insurance products, as the case may be."

          2.2 Exhibit C to the Services Agreement is hereby deleted in its entirety and Exhibit C attached hereto is hereby inserted in lieu thereof:

     3. CONFIRMATION OF SERVICES AGREEMENT. Except to the extent as amended or modified hereby, the terms of the Services Agreement are hereby confirmed in all respects and shall be and remain in full force and effect.

     4. BOARD OF DIRECTORS APPROVAL. The effectiveness of this Amendment No. 1 shall be subject to the approval of a majority of the disinterested directors of UICI (the parent company of







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


MEGA) in accordance with the policies and procedures adopted by the Board of Directors of UICI governing the review and approval of transactions between UICI and related parties.

     5. COUNTERPARTS. This Amendment may be executed in counterparts, including by facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. INTERPRETATION. The headings preceding the text of Sections included in this Amendment are for convenience only and shall neither be deemed part of this Amendment nor be given any effect in interpreting this Amendment. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Amendment. The use of terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. The Parties have jointly participated in the negotiation and drafting of this Amendment. In the event of any ambiguity or if a question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by all Parties and no presumption or burden of proof shall arise favoring any Party by virtue of the authorship of any provisions of this Amendment.

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first above written.



                                     THE MEGA LIFE AND HEALTH INSURANCE COMPANY



                                     By: /s/ Glenn W. Reed
                                         ---------------------------------------
                                         Print Name: Glenn W. Reed
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------



                                     NMC HOLDINGS, INC.



                                     By: /s/ Jeff Jensen
                                         ---------------------------------------
                                         Print Name: Jeff Jensen
                                                     ---------------------------
                                         Title: V.P.
                                                --------------------------------



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